                                                                      EXHIBIT 11

                             NABISCO HOLDINGS CORP.

                       COMPUTATION OF EARNINGS PER SHARE

                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                   THREE MONTHS ENDED       THREE MONTHS ENDED
                                                                   SEPTEMBER 30, 1997       SEPTEMBER 30, 1996
                                                                 -----------------------  -----------------------
                                                                               FULLY                    FULLY
                                                                  PRIMARY     DILUTED      PRIMARY     DILUTED
                                                                 ---------  ------------  ---------  ------------
Average number of common and common equivalent shares
  outstanding during the period (in thousands):
  Common Stock issued and outstanding at beginning of period...    265,070      265,070     265,055      265,055
  Average number of shares of common stock issued during the
    period.....................................................         --           --          --           --
  Average number of stock options outstanding during the
    period.....................................................      3,887        4,151       1,744        1,744
                                                                 ---------  ------------  ---------  ------------
  Average number of common and common equivalent shares
    outstanding during the period..............................    268,957      269,221     266,799      266,799
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------
Net income applicable to common stock..........................        $92          $92         $70          $70
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------
Net income per common and common equivalent share..............       $.34         $.34        $.26         $.26
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------

                                                                       NINE MONTHS              NINE MONTHS
                                                                          ENDED                    ENDED
                                                                   SEPTEMBER 30, 1997      SEPTEMBER 30, 1996(A)
                                                                 -----------------------  -----------------------
                                                                               FULLY                    FULLY
                                                                  PRIMARY     DILUTED      PRIMARY     DILUTED
                                                                 ---------  ------------  ---------  ------------
Average number of common and common equivalent shares
  outstanding during the period (in thousands):
  Common Stock issued and outstanding at beginning of period...    265,070      265,070     265,000      265,000
  Average number of shares of common stock issued during the
    period.....................................................         --           --          38           38
  Average number of stock options outstanding during the
    period.....................................................      3,625        3,774          --        1,908
                                                                 ---------  ------------  ---------  ------------
  Average number of common and common equivalent shares
    outstanding during the period..............................    268,695      268,844     265,038      266,946
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------
Net income (loss) applicable to common stock...................       $259         $259        $(93)        $(93 )
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------
Net income (loss) per common and common equivalent share.......       $.96         $.96       $(.35)       $(.35 )
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------

------------------------

(A) The calculation of fully diluted earnings per share for the nine months ended September 30, 1996 is presented in accordance with Regulation S-K item 601(b)(11) and includes the average number of common equivalent shares although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result for this net loss period.